Exhibit 99.9

JOINT FILING STATEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock and Class V common stock of WM Technology, Inc., and that this agreement be included as an Exhibit 99.9 to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Date: June 23, 2025

/s/ Justin Hartfield
Justin Hartfield

/s/ Douglas Francis
Douglas Francis

Rebecca Francis Legacy Trust dated 5/14/24

/s/ Douglas Francis
By: Douglas Francis
Title: Investment Trustee

Ghost Media, LLC

/s/ Douglas Francis
By: Douglas Francis
Title: Manager

WM Founders Legacy I, LLC

/s/ Douglas Francis
By: Douglas Francis
Title: Manager

WM Founders Legacy II, LLC

/s/ Justin Hartfield
By: Justin Hartfield
Title: Manager

Genco Incentives, LLC

/s/ Douglas Francis
By: Douglas Francis
Title: Manager